SECURITIES AND EXCHANGE
                  COMMISSION Washington, D.C.
                  20549
                           FORM 8K
                 Current Report Pursuant to
                   Section 13 or 15(d) of
            the Securities Exchange Act of 1934



     Date of Report   (Date of earliest event reported)
                     December 18, 1995


                      AGTsports, Inc.
    (Exact Name of Issuer as specified in its charter)


     Colorado__               ___0-21914___       84-
1165916
(State or other               (Commission
(IRS
Employer File
jurisdiction of                      File No.)
Number)
incorporation)


                6890 S. Tucson Way, Suite 202
                 Englewood, Colorado  80112
      (Address of principal executive offices zip code)


                       (303)  792-5000
    (Registrant's telephone number, including area
                           code) FORM 8K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d)
              of the Securities Act of 1934

Item 1.  Changes in Control of Registrant.
      Not Applicable

Item 2.  Acquisition or Disposition of Assets.
      Not Applicable

Item 3.  Bankruptcy or Receivership.
      Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.
      Not Applicable

Item 5.  Other Events.
     AGTsports, Inc. and the Ladies Professional Golf
     Association have entered into final stages of negotiations which could result in a three (3) year agreement with renewal provisions to be agreed upon. AGTsports, Inc. could supply computer and software components as part of the development of a technology system to serve both the LPGA's daily
     Internal
     Headquarters functions and the LPGA's on-site tournament functions, at no cost to the LPGA. The agreement could allow the Registrant to install its scoring and statistical system at tour events beginning in January 1996. This system will be similar to the one used by the company in the current agreements with the PGA European Tour and the Australasian Tour. The Registrant would also be responsible for management of information systems for the LPGA in its new headquarters in the spring of 1996.

     The culmination of the contract would result in AGTsports, Inc. being designated as the "OFFICIAL
     TECHNOLOGY PARTNER OF THE LADIES PROFESSIONAL GOLF
     ASSOCIATION." The LPGA would provide assistance in negotiating AGTsports product presentation opportunities at selected LPGA tournament sites with the opportunity to reach over 800 women teaching and club professionals through the LPGA Teaching and Club Professionals Division and up to 1.8 million fans at selected LPGA Tour sites.

     At the present time no definitive agreement has been signed, and the potential terms are subject to further negotiation.

Item 6.  Resignation of Registrant's Directors.
      Not Applicable
Item 7.  Financial Statements, Pro Forma Financial
Information
          and Exhibits.
     Not Applicable

Item 8.  Change in Fiscal Year.
     Not Applicable


                       SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              AGTsports, Inc.
                              By:    /s/  T. Alan Walls___
                                     T. Alan Walls
                                     President

Dated:  December 18, 1995


                        SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AGTsports, Inc.
                              By:
__________________________
                                     T. Alan
                                     Walls
                                     President

Dated:  December 18, 1995